KINGSTONE

Presentation at
The 26th Annual Wall Street Institutional Investor Conference



Mr. Barry Goldstein, CEO
Ms. Amanda Goldstein, Investor Relations Director

Forward Looking Statements

This document contains forward-looking statements and management may make additional forward looking statements in response to your questions. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management about the Company's business, financial condition and results of operations, among other factors. In some cases you can identify these statements by forward-looking words such as "may," "might," "will," "will likely result," "should," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "potential," "continue," "believes" and similar expressions, although some forward-looking statements are expressed differently. These forward-looking statements are based on the Company's current expectations and assumptions that are subject to risks and uncertainties that may cause its actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to the level of demand for the Company's coverage and the incidence of catastrophic events related to its coverage; the Company's ability to grow and remain profitable in the competitive insurance industry; its ability to access additional capital; its ability to attract and retain qualified personnel; changes in general economic, business and industry conditions; and legal, regulatory, and tax developments.

There is no assurance that the Company's expectations will be realized. If one or more of these risks or uncertainties materialize, or if the Company's underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated, or projected. Such risks and uncertainties also include those set forth under "Risk Factors" in the Registration Statement. The Company's forward-looking statements speak only as of the time that they are made and do not necessarily reflect the Company's outlook at any other point in time. Except as required by law or regulation, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or for any other reason.

Also, the discussions during this conference call will include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found in the Company's press release dated March 14, 2018 that is posted on the Company's web site at http://www.kingstonecompanies.com/newsroom. Any non-U.S. GAAP financial measures presented should not be viewed as substitutes for financial measures required by U.S. GAAP, have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies.

Kingstone – Who are we?

- A 131 year old New York domiciled P & C carrier demutualized in 2009
- Multi-line provider of personal and commercial lines
- AM Best Rated "A- Excellent"
- Focused on the needs of the smaller independent agencies
- Currently writing business in New York, New Jersey, Rhode Island and Pennsylvania
  - 95.8% of business in Long Island, New York City and Westchester
  - Also licensed in Massachusetts, Connecticut, and Texas
- Flat management structure allows for us to be opportunistic and nimble

Kingstone's CEO – Barry Goldstein

- KINS Chairman and CEO for 17 years
- Kingstone Insurance Company Chairman for 12 years
- Former Kingstone Insurance Company CEO
  - Stepped down March 15, 2018
  - Held position for 6 years
- Company's Largest Shareholder

Experienced Management Team – Aligned with Shareholders

Barry Goldstein	Dale Thatcher	Benjamin Walden	Victor Brodsky
			
Chairman, President & Chief Executive Officer	Chief Operating Officer President - Kingstone Insurance Company	Executive Vice President Chief Actuary - Kingstone Insurance	Chief Financial Officer
• Chairman and Chief Executive Officer since 2001 • 20 years of experience in the P&C insurance industry • Kingstone's largest shareholder	• Joined the KINS Board of Directors in 2017 • President of Kingstone Insurance Company since March 15, 2018 • 30+ years of experience in all aspects of property and casualty finance	• Joined Kingstone Insurance Company in 2013 • 25+ Years of Actuary Experience	• Joined Kingstone in 2007 as Chief Accounting Officer • Chief Financial Officer since 2009

KINGSTONE

The Kingstone Financial History-The Past Five Years

Key Financial Metrics	2013	2014	2015	2016	2017
Combined Ratio inclusive of all weather events	88.6%	77.1%	80.0%	79.2%	80.6%
Gross Premium Written Growth Rate	22.8%	26.1%	23.9%(1)	13.4%	17.8%
Operating Income	701,537	5,111,931	7,210,808	9,760,302	$9,931,677
Investment Income	1,745,843	2,506,795	2,513,344	3,645,031	$4,216,899
Pre-Tax Earnings	2,776,587	7,875,459	10,309,073	13,418,465	$14,309,710
Book Value per Share	$4.91	$5.54	$6.18	$7.15	$8.90
Dividends per Share	$0.16	$0.18	$0.21	$0.25	$0.3025

(1)Amount excludes commercial auto runoff.
(2)Excludes effect of follow-on offering in 2017

Strong written premium growth averaging 21% over past five years
Five year all-in combined ratio averaging 81.2%

Where are we now?

Closing Price on March 14, 2018	$21.05
Outstanding Shares as of March 14, 2018	10,684,329
Market Capitalization	$224,905,126
Rolling Latest Twelve Months EPS	$0.94
Book Value per Share	$8.90
Q1 2018 Annualized Dividend	$0.40
Price to book as of March 14th	2.37
Trailing 12 Month Return on Average Equity	13.2%

Common Stock and Debt Offerings - Past Five Years

Date of Common Stock Offering	# Shares Sold	Gross Price Per Share	Comments
December 2013	3,450,000	$5.95	Underwritten Public Offering Sandler O'Neill + Partners, L.P.
April 2016	595,238	$8.40	Private placement – Renaissance Re
January – February 2017	2,692,500	$12.00	Underwritten Public Offering • Sandler O'Neill + Partners, L.P. • Compass Point Research & Trading LLC • Boenning and Scattergood, Inc.
Closing Price March 16, 2018		$21.05	

Date of Debt Offering	Amount	Coupon Rate	Comments
December 2017	$30,000,000	5.50%	Underwritten Public Offering Sandler O'Neill + Partners, L.P.

We Hit 'Em Where They Ain't – The Kingstone Approach To Target Business

Kingstone's opportunities for growth come from the following sources:

- Feedback from agents regarding underserved markets, competitor changes and product upgrades
- Further leveraging relationships with its strongest agents (existing and additional/new lines)
- Filling the void caused by a market exit (partial or full) by larger carriers
- Identifying underserved lines of business
- New and smaller agents seeking a consistent direct market, a long term relationship and a commercial lines direct appointment
- Extending current lines to new jurisdictions

Sources of new agents/business opportunities include the following:

- Large carriers discontinue commitment to certain lines in certain jurisdictions
  - National carriers avoid coastal homeowners
  - The Hartford – Cut agencies due to forced restructuring efforts
  - The Travelers – Cut agencies because of size (too small) and cut commissions just because they can
  - Consolidation: Ace/Chubb combination will cause rationalization of businesses
- Poor service from some smaller private equity backed competitors cause agents to seek out Kingstone

Agency Relationships – The Life Blood of Kingstone

Smaller Agents Are Kingstone's core

- 100% of our business is generated via relationships with 350+ independent agents
- Most of our agents produce less than $1 million annually in commissions
- Kingstone treats its agents as customers: We listen - We learn - We react

We Shower The Agent With Attention

- Monitor and evaluate the volume, profitability, and quality of business
- Our senior executives are actively involved in managing our producer relationships
- Each producer is assigned two dedicated underwriters (personal lines and commercial lines)
- Close underwriter relationships builds trust; this is a key reason producers place their business with us
- Online application raters and inquiry systems have streamlined the process of placing business

Our Agents Appreciate Us: Since the 2009 transformation, Kingstone consistently ranks among the top-rated carriers in agent surveys

Distribution and Underwriting Core Values Require:

- **Consistency**: We are consistent in servicing our agents, who are essential in sustaining our success
- **Commitment**: Larger carriers are less committed to servicing smaller sized agents (our core)
- **Respect**: We support only the independent agent network **NEVER DIRECT**. Agents are our partners
- **Eye For New Opportunities**: Constantly looking for new underserved market opportunities via agents

Book Value Per Share



$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
CAGR: 17.1%
$5.54
$5.57
$5.73
$6.00
$6.18
$6.32
$6.80
$7.16
$7.15
$8.29
$8.50
$8.83
$8.90
2014Q4
2015Q1
2015Q2
2015Q3
2015Q4
2016Q1
2016Q2
2016Q3
2016Q4
2017Q1
2017Q2
2017Q3
2017Q4

Following these values resulted in our achieving consistent book value growth and allows for dividend growth.

The Kingstone Investment Opportunity

Transformation Since Demutualization in 2009: Focused on alignment of Management, Employees and Shareholder Interests

- A significant portion of management's net worth in Kingstone stock
  - CEO is company's largest shareholder
- Employee bonus plan tied directly to GAAP Combined Ratio
- Challenge was to become efficient low-cost provider while we grew our business

Agency Relationships: The Foundation of our success

- Exceptional relationships with P&C insurance distribution partners (350 + agencies)
- Consistency and dependability of service makes Kingstone an excellent alternative to larger carriers
- Focus on smaller sized agencies often disregarded by the majors due to size....Not by Kingstone!

Identifying New Opportunities For Growth: The Growth Kicker

- Kingstone has a proven ability to identify profitable opportunities in less crowded markets
- Paying particular attention to our "Boots on the Ground" – Agents helping to identify underserved niche markets in its core jurisdictions
- Expanding outside of New York to New Jersey, Rhode Island, and Pennsylvania. Have plans to launch in Massachusetts in 2018.

Achievement of our financial goals should result in multiple expansion:
1) Organic premium growth: 20% 2) Margins: 20% 3) ROE: 15% to 20%.

Recent Achievements

- Launched a new and innovative homeowner product in Rhode Island – 12/5/17
- Priced an offering of $30 million aggregate principal amount of 5.50% Senior Unsecured Notes due 2022 – 12/14/17
- Closed public offering of above mentioned Senior Unsecured Notes – 12/19/17
- Announced salary increases for all non-managerial level staff – 1/3/18
- Filed a new homeowners product in Massachusetts – 2/8/18
- Increased quarterly dividend to $0.10 per share

Kingstone – Conscientiously Addressing Business & Shareholder Risk

The Risks

- Small Cap – Under $250 million in market cap
- Catastrophe Exposure Implies volatility of results
- Business concentrated by line and geography
- Heavy reliance on agents
- P&C market highly fragmented & competitive

Financial Strength
A.M. BEST
A- Excellent

The Foundation For Opportunity

- Strong, conservative balance sheet
- Another Superstorm Sandy sized event would result in just over one quarters worth of earnings or less than 8% of annual combined ratio (No longer a balance sheet event!)
- Plan in place to expand into contiguous states and bring diversified lines to smaller agencies
- We value agent input; we treat each agent fairly and consistently - one commission schedule, one profit sharing plan. Do not make one-off deals
- Agents supply preferred business to Kingstone, because of deep and trusting relationships. This enhances our retention Ratios
- Multi-line carrier competing against "one-trick ponies"
- Many of Kingstone's smaller and newer competitors do not and will not have an AM Best Rating.
- **Kingstone's rating is "A- Excellent"**

KINGSTONE


KINGSTON TROLLEY
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For Additional Information

Amanda M. Goldstein CPA, ARe
Investor Relations Director
agoldstein@kingstoneic.com